EXHIBIT 99.1

February 15, 2011

AmTrust Financial Services, Inc. Reports Fourth Quarter Operating Earnings(1)
of $34.0 Million and Net Income of $33.6 Million

Full Year Operating Earnings(1) of $136.5 Million and Net Income of $142.5 Million

Book Value per Share of $12.03, Up 25.3% since Year-end 2009

Financial Highlights

•	Annualized return on equity of 19.0% and operating(1) return on equity of 19.2% for the quarter
•	Gross written premium of $474.9 million, up 30.0%, and net earned premium of $210.4 million, up 32.0% from fourth quarter 2009
•	Commissions and other revenues of $72.2 million up 65.5% from fourth quarter 2009
•	Operating earnings(1) of $34.0 million up 5.9% from fourth quarter 2009
•	Operating EPS(1) of $0.57 compared to $0.53 in the fourth quarter 2009
•	Net income of $33.6 million up 19.9% from fourth quarter 2009
•	EPS of $0.56 compared to $0.47 in the fourth quarter 2009
•	Combined ratio of 87.6% compared to 81.8% in the fourth quarter 2009
•	Full year return on equity of 22.2% and operating return on equity of 21.2%(1)
•	Full year gross written premium of $1.6 billion, up 30.2%, and net earned premium of $745.7 million, up 29.9% over 2009
•	Full year operating earnings(1) of $136.5 million up 6.9% from 2009
•	Full year operating EPS(1) of $2.26 compared with $2.13 in 2009
•	Full year net income of $142.5 million up 38.0% from 2009
•	Full year EPS of $2.36 compared with $1.72 in 2009
•	Full year combined ratio of 85.3% compared to 79.8% in 2009
•	Book value per share of $12.03, up from $9.60 at year-end 2009

(New York) – AmTrust Financial Services, Inc. (Nasdaq: AFSI) today reported net income of $33.6 million for the fourth quarter of 2010, an increase of 19.9% from $28.1 million in the fourth quarter of 2009. Earnings per diluted share totaled $0.56 in the quarter, up 19.1% from $0.47 in the same period last year. Operating earnings(1) totaled $34.0 million for the quarter, or $0.57 per diluted share, compared with $32.1 million, or $0.53 per diluted share, in the fourth quarter of 2009.

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For the full-year 2010, net income totaled $142.5 million, up 38.0% from 2009. Earnings per diluted share of $2.36 increased 37.2% from $1.72 in 2009. Operating earnings(1) in 2010 totaled $136.5 million, or $2.26 per share, compared with $127.7 million, or $2.13 per share in the same period last year.

”Our fourth quarter and full year 2010 results reflect the power of our niche-oriented, lower-risk platform as we once again delivered strong returns for our shareholders” said Barry Zyskind, President and Chief Executive Officer of AmTrust Financial Services, Inc. “We remain committed to our core strategy of disciplined underwriting, risk and capital management coupled with strong efficiency centered around our proprietary technology platform.” Zyskind continued, “I am proud of the great work of the entire AmTrust team as we continued to capture new market opportunities, broaden our geographic and product reach and enhance our fee and other income streams, which should provide even greater diversity and stability in the future.”

Fourth Quarter 2010 Results

Total revenue of $282.7 million increased $79.7 million, or 39.2%, from $203.0 million in the fourth quarter of 2009. Gross written premium of $474.9 million rose $109.6 million, or 30.0%, from fourth quarter 2009. Net written premium of $258.6 million increased $55.8 million, or 27.5%, from $202.8 million in the fourth quarter of 2009. Net earned premium of $210.4 million increased $51.0 million, or 32.0%, from $159.4 million in the fourth quarter of 2009. Commission and other revenues of $72.2 million increased $28.6 million, or 65.5%, from fourth quarter 2009, and represented 25.6% of total revenue. The combined ratio totaled 87.6% compared with 81.8% in the fourth quarter of 2009. Results include the effect of the Warrantech and Risk Services acquisitions, the investment in ACAC, and other acquisitions.

Ceding commission, primarily related to the quota-share reinsurance agreement with Maiden Holdings, Ltd. (Maiden), totaled $35.2 million, up 31.7% from $26.7 million a year ago. During the quarter, AmTrust ceded $127.0 million of gross written premium and $112.0 million of earned premium to Maiden compared to $110.0 million of gross written premium and $86.1 million of earned premium ceded in the fourth quarter of 2009.

Total service, fee and other income of $22.6 million increased $13.9 million from $8.7 million in the fourth quarter of 2009 and included $3.5 million from related parties compared with $2.8 million in the fourth quarter of 2009.

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Investment income, excluding net realized gains and losses, totaled $11.3 million compared with $13.3 million in the fourth quarter of 2009. Results also reflect net realized investment gains of $3.3 million, or $2.1 million after-tax, on certain fixed income and equity investments compared with losses of $5.0 million, or $3.2 million after-tax in the fourth quarter of 2009.

Loss and loss adjustment expense of $139.7 million increased $41.0 million from $98.7 million in the fourth quarter of 2009, and resulted in a loss ratio of 66.4% compared with 62.0% for the fourth quarter of 2009.

Acquisition costs and other underwriting expense of $79.7 million increased $21.3 million from the fourth quarter of 2009. Acquisition costs and other underwriting expenses less ceding commissions totaled $44.6 million compared with $31.7 million in the year ago quarter. The expense ratio totaled 21.2% compared with 19.9% in the fourth quarter of 2009.

Other expense of $20.6 million increased $15.1 million from $5.5 million in the fourth quarter of 2009, largely reflecting the effect of the Warrantech and Risk Services acquisitions.

Full Year 2010 Results

Total revenue of $1.0 billion increased $262.2 million, or 35.4%, from $740.2 million in 2009. Gross written premium of $1.6 billion rose $361.9 million, or 30.2% from 2009. Net written premium of $827.2 million increased $183.8 million, or 28.6%, from $643.4 million in 2009. Net earned premium of $745.7 million increased $171.8 million, or 29.9% from 2009. Commission and other revenues of $256.8 million increased $90.5 million, or 54.4%, from 2009 and represented 25.6% of total revenue. The combined ratio totaled 85.3% compared with 79.8% in 2009. Results include the effect of the Warrantech and Risk Services acquisitions, the investment in ACAC, and other acquisitions.

Ceding commission, primarily related to the quota-share reinsurance agreement with Maiden, totaled $138.3 million, up 21.4% from $113.9 million a year ago. During 2010, AmTrust ceded $463.0 million of gross written premium and $441.3 million of earned premium to Maiden compared to $379.7 million of gross written premium and $357.9 million of earned premium ceded in 2009.

Total service and fee income of $62.1 million more than doubled from $30.7 million in 2009 and included $12.3 million from related parties compared with $8.6 million in 2009.

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Investment income excluding net realized gains and losses totaled $50.5 million compared with $55.3 million in 2009. Results also reflect net realized investment gains of $6.0 million, or $3.9 million after-tax, on certain fixed income and equity investments compared with losses of $33.6 million, or $21.8 million after-tax, in 2009.

Loss and loss adjustment expense of $471.5 million increased $143.7 million from $327.8 million in 2009, and resulted in a loss ratio of 63.2% compared with 57.1% in 2009.

Acquisition costs and other underwriting expense of $302.8 million increased $58.5 million from $244.3 million in 2009. Acquisition costs and other underwriting expenses less ceding commissions totaled $164.5 million compared with $130.3 million in 2009. The expense ratio of 22.1% improved from 22.7% in 2009.

Total assets of $4.2 billion increased 23.1% from $3.4 billion at December 31, 2009 and included a 10.4% increase in cash and investments to $1.6 billion. AmTrust Financial shareholders’ equity of $716.5 million increased 25.8% from $569.4 million at year-end 2009. During the quarter, the Board of Directors declared a quarterly dividend of $0.08 per share. As of December 31, 2010, the Company’s long-term debt-to-capitalization ratio was 16.8% compared with 22.5% at year-end 2009.

(1) References to operating earnings, operating EPS, and operating return on equity are non-GAAP financial measures defined by the Company as results excluding after-tax net realized investment gains and losses on securities, non-cash amortization of certain intangible assets and gain on investment in unconsolidated subsidiary. Please see the Non-GAAP Financial Measures table at the end of this release for important information about the use of these non-GAAP measures and their reconciliation to GAAP.

Conference Call:
At 9:00 a.m. ET, CEO Barry Zyskind and CFO Ron Pipoly will review these results via a conference call and webcast that may be accessed as follows:

Toll-free Dial-in:  877.755.7421
Toll Dial-in (Outside the U.S.):  973.200.3087
Webcast Registration:  http://ir.amtrustgroup.com/events.cfm

A replay of the conference call will be available starting at 12:00 p.m. ET on Tuesday, February 15th through Tuesday, February 22nd, 2011 by dialing toll-free 800.642.1687 or toll 706.645.9291 and entering passcode 37165448. You may also access a replay of the webcast at http://ir.amtrustgroup.com/events.cfm.

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For more information, please contact:

AmTrust Financial Services, Inc.
IR@amtrustgroup.com

About AmTrust Financial Services, Inc.

AmTrust Financial Services, Inc., headquartered in New York City, is a multinational insurance holding company, which, through its insurance carriers, offers specialty property and casualty insurance products, including workers’ compensation, commercial automobile and general liability; extended service and warranty coverage.  For more information about AmTrust, visit www.amtrustgroup.com, or call AmTrust toll-free at 866.203.3037.

Forward Looking Statements

This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statements except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its quarterly reports on Form 10-Q.

AFSI-F

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AmTrust Financial Services, Inc.
Income Statement
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Gross written premium	$474,865	$365,248	$1,560,822	$1,198,946

Premium income
Net written premium	$258,581	$202,810	$827,226	$643,426
Change in unearned premium	(48,168)	(43,446)	(81,567)	(69,544)
Net earned premium	210,413	159,364	745,659	573,882

Ceding commission (primarily related party)	35,152	26,693	138,261	113,931
Service, fee and other income	22,562	8,678	62,067	30,690
Investment income, net	11,280	13,252	50,517	55,287
Net realized gains (losses)	3,252	(4,979)	5,953	(33,579)
Commission and other revenues	72,246	43,644	256,798	166,329

Total revenue	282,659	203,008	1,002,457	740,211

Loss and loss adjustment expense	139,718	98,740	471,481	327,771
Acquisition costs and other underwriting expense	79,732	58,384	302,809	244,279
Other expense	20,623	5,500	56,403	22,232
	240,073	162,624	830,693	594,282

Income before other, provision for income taxes, equity in earnings (loss) of unconsolidated subsidiaries and non-controlling interest	42,586	40,384	171,764	145,929

Other income (expense):
Foreign currency gain	787	1,263	684	2,459
Interest expense	(2,857)	(4,893)	(12,902)	(16,884)
Income from life settlement contracts (1)	-	-	11,855	-
	(2,070)	(3,630)	(363)	(14,425)

Income before provision for income taxes, equity in earnings (loss) of unconsolidated subsidiaries and non-controlling interest	40,516	36,754	171,401	145,929

Provision for income taxes	(9,089)	(8,648)	(49,105)	(27,459)
Equity in earnings (loss) of unconsolidated subsidiaries (related party) (2)	2,241	(37)	24,044	(822)
Non-controlling interest	(22)	-	(3,875)	-
Net income	$33,646	$28,069	$142,465	$103,223

Operating earnings (3)	$33,983	$32,080	$136,512	$127,665

Earnings per common share:
Basic earnings per share	$0.57	$0.47	$2.39	$1.74
Diluted earnings per share	$0.56	$0.47	$2.36	$1.72
Diluted operating earnings per share (4)	$0.57	$0.53	$2.26	$2.13

Weighted average number of basic shares outstanding	59,548	59,309	59,453	59,433
Weighted average number of diluted shares outstanding	60,698	60,022	60,346	59,954

Combined ratio	87.6%	81.8%	85.3%	79.8%

Return on equity	19.0%	20.3%	22.2%	21.5%
Operating return on equity (5)	19.2%	23.2%	21.2%	26.5%

Reconciliation of net realized losses:
Other-than-temporary investment impairments	$-	$(9,418)	$(21,196)	$(24,778)
Impairments recognized in other comprehensive income	-	-	-	-
	-	(9,418)	(21,196)	(24,778)
Net realized gains (losses) on sale of investments	3,252	4,439	27,149	(8,801)
Net realized gains (losses)	$3,252	$(4,979)	$5,953	$(33,579)

AmTrust Financial Services, Inc.
Balance Sheet Highlights
(in thousands)
(Unaudited)

	December 31,	December 31,
	2010	2009

Cash, cash equivalents and investments	$1,561,611	$1,414,824
Premiums receivables	727,561	495,871
Goodwill and intangible assets	197,826	115,828
Total assets	4,186,456	3,400,364
Loss and loss expense reserves	1,263,537	1,091,944
Unearned premium	1,024,965	871,779
Trust preferred securities	123,714	123,714
AmTrust's stockholders' equity	$716,514	$569,392

	AmTrust Financial Services, Inc.
	Non-GAAP Financial Measures
	(in thousands, except per share data)
	(Unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2010	2009	2010	2009

Reconciliation of net income to operating earnings:
Net income		$33,646	$28,069	$142,465	$103,223
Less:	Net realized gains (losses) net of taxes/other	2,114	(3,236)	3,869	(21,826)
	Gain on investment in unconsolidated subsidiary net of tax (2)	-	-	6,792	-
	Non cash amortization of certain intangible assets	(2,451)	(775)	(4,708)	(2,616)
Operating earnings (3)		$33,983	$32,080	$136,512	$127,665

Reconciliation of diluted earnings per share to diluted operating earnings per share:
Diluted earnings per share		$0.56	$0.47	$2.36	$1.72
Less:	Net realized gains (losses) net of taxes	0.03	(0.05)	0.06	(0.37)
	Gain on investment in unconsolidated subsidiary	-	-	0.11	-
	Non cash amortization of certain intangible assets	(0.04)	(0.01)	(0.07)	(0.04)
Diluted operating earnings per share (4)		$0.57	$0.53	$2.26	$2.13

Reconciliation of return on equity to operating return on equity:
Return on equity		19.0%	20.3%	22.2%	21.5%
Less:	Net realized gains (losses) net of taxes	0.2%	(2.4)%	0.6%	(4.5)%
	Gain on investment in unconsolidated subsidiary	-	-	1.1%	-
	Non cash amortization of certain intangible assets	(0.4)%	(0.5)%	(0.7)%	(0.5)%
Operating return on equity (5)		19.2%	23.2%	21.2%	26.5%

(1)	Income from life settlement contracts includes a retrospective pre-tax gain of $1,263 before non-controlling interest for the three months ended September 30, 2010.

(2)	Equity in earnings (loss) of unconsolidated subsidiaries (related party) includes a gain on investment related to ACAC of $10,450 and an after tax amount of $6,792.

(3)
Operating earnings is a non-GAAP financial measure defined by the Company as net income less after-tax realized investment gains and losses, gain on investment in unconsolidated subsidiary and certain amortization expense and should not be considered an alternative to net income.  The Company's management believes that operating earnings is a useful indicator of trends in the Company's underlying operations because it provides a more meaningful representation of the Company's earnings power.  The Company's measure of operating earnings may not be comparable to similarly titled measures used by other companies.

(4)
Diluted operating earnings per share is a non-GAAP financial measure defined by the Company as net income less after-tax net realized investment gains and losses, gain on investment in unconsolidated subsidiary and certain amortization expense divided by the weighted average diluted shares outstanding for the period and should not be considered an alternative to diluted earnings per share.  The Company's management believes that diluted operating earnings per share is a useful indicator of trends in the Company's underlying operations because it provides a more meaningful representation of the Company’s earnings power. The Company's measure of diluted operating earnings per share may not be comparable to similarly titled measures used by other companies.

(5)
Operating return on equity is a non-GAAP financial measure defined by the Company as net income less net after-tax realized investment gains and losses, gain on investment  in unconsolidated subsidiary and certain amortization expense divided by the average shareholders' equity for the period and should not be considered an alternative to return on equity.  The Company's management believes that operating return on equity is a useful indicator of trends in the Company's underlying operations because it provides a more meaningful representation of the Company’s earnings power.  The Company's measure of operating return on equity may not be comparable to similarly titled measures used by other companies.

AmTrust Financial Services, Inc.
Segment Information
(in thousands, except percentages)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Gross written premium
Small Commercial Business	$127,811	$147,206	$465,951	$469,627
Specialty Risk and Extended Warranty	252,726	147,078	748,525	461,338
Specialty Program	71,116	70,965	264,051	267,981
Personal Lines Reinsurance	23,212	-	82,295	-
	$474,865	$365,249	$1,560,822	$1,198,946

Net written premium
Small Commercial Business	$69,270	$83,297	$243,146	$255,496
Specialty Risk and Extended Warranty	123,458	83,298	362,100	245,604
Specialty Program	42,641	36,215	139,685	142,326
Personal Lines Reinsurance	23,212	-	82,295	-
	$258,581	$202,810	$827,226	$643,426

Net earned premium
Small Commercial Business	$63,163	$63,598	$252,442	$238,971
Specialty Risk and Extended Warranty	84,331	58,487	303,583	190,226
Specialty Program	41,081	37,279	140,253	144,685
Personal Lines Reinsurance	21,838	-	49,381	-
	$210,413	$159,364	$745,659	$573,882

Loss Ratio
Small Commercial Business	64.5%	58.1%	61.2%	57.5%
Specialty Risk and Extended Warranty	65.6%	62.8%	63.0%	51.9%
Specialty Program	71.1%	67.3%	67.2%	63.2%
Personal Lines Reinsurance	66.0%	-	64.1%	-
Total	66.4%	62.0%	63.2%	57.1%

Expense Ratio
Small Commercial Business	23.5%	22.9%	24.5%	25.2%
Specialty Risk and Extended Warranty	14.7%	11.6%	16.6%	15.6%
Specialty Program	25.0%	27.8%	25.7%	27.9%
Personal Lines Reinsurance	32.5%	-	32.5%	-
Total	21.2%	19.9%	22.1%	22.7%

Combined Ratio
Small Commercial Business	88.0%	81.0%	85.7%	82.8%
Specialty Risk and Extended Warranty	80.3%	74.4%	79.6%	67.5%
Specialty Program	96.0%	95.1%	93.0%	91.1%
Personal Lines Reinsurance	98.5%	-	96.6%	-
Total	87.6%	81.8%	85.3%	79.8%